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Exhibit 3.1

CERTIFICATE OF FORMATION
OF
COPANO ENERGY HOLDINGS, L.L.C.

        The undersigned, being over the age of 18 years and acting as sole organizer of a limited liability company under the Delaware Limited Liability Company Act (the "Act"), does hereby adopt the following Certificate of formation for Copano Energy Holdings, L.L.C. (the "Company").

ARTICLE ONE

        The name of the limited liability company is Copano Energy Holdings, L.L.C.

ARTICLE TWO

        The address of the initial registered office of the Company in the State of Delaware is 1105 North Market Street, Suite 1300, Wilmington, Delaware 19801, and the name of its registered agent at such address is Delaware Corporate Management, Inc.

ARTICLE THREE

        The name of the sole organizer is K. S. DeYoung and the address of the organizer is 1300 Post Oak Boulevard, Suite 1750, Houston, Texas 77056.

        IN WITNESS WHEREOF, I have hereunder set my hand this 8th day of August, 2001.

/s/ K.S. DEYOUNG K.S. DeYoung, Organizer

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  Exhibit 3.1
CERTIFICATE OF FORMATION OF COPANO ENERGY HOLDINGS, L.L.C.
ARTICLE ONE
ARTICLE TWO
ARTICLE THREE